  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of report (Date of earliest event reported): December 20, 2019
ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis, Indiana 46285
(Address of Principal Executive Offices, and Zip Code)

(317) 276-2000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to the Bylaws to Update Emergency Succession Authority

On December 16, 2019, the Board of Directors of Eli Lilly and Company (the “Company”) approved amendments to the Company’s bylaws (the “Bylaws”) regarding the temporary authority to assume the duties and exercise the powers of the Chief Executive Officer in the event of the sudden death or incapacity of the incumbent. Such temporary authority is granted only until the Board of Directors appoints a successor or determines that the incumbent is able to resume the office.

The amendments are set forth below and attached. Deletions are indicated by strikeouts and new language is indicated by underlining. A black-line version of the Bylaws is filed as an exhibit to this Form 8-K.

SECTION 3.6. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors. At any time in which the Chairman of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chairman or determines that the Chairman is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if he or she is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected).

SECTION 3.7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over the management and direction of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as are assigned to him or her by the Bylaws or the Board of Directors. At any time in which the Chief Executive Officer is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chief Executive Officer or determines that the Chief Executive Officer is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted in the following manner:

(a)    First, to the President; or if he or she is unable to discharge such powers and duties,

(b)
To the Chief Financial Officer ~~executive officer in charge of the Corporation’s largest business unit, measured by total revenue on a consolidated basis for the most recently completed fiscal year~~; or if he or she is unable to discharge such powers and duties,

(c)	To the executive officer serving as chief scientific officer ~~Chief Financial Officer~~; or if he or she is unable to discharge such powers and duties,

(d)	To the executive officer in charge of the Corporation’s largest business unit, measured by total revenue on a consolidated basis for the most recently completed fiscal year.

(b) Amendment to the Bylaws to Implement a Proxy Access

On December 16, 2019, the Board of Directors of the Company amended and restated the Company’s Bylaws to implement a “proxy access” bylaw, effective immediately. Section 1.10 of the Bylaws permits a shareholder or a group of up to twenty shareholders that has owned 3% or more of the outstanding capital stock of the Company continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director candidates constituting up to the greater of (i) two directors or (ii) 20% of the number of the Company’s directors then serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws also contain related conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full black-lined text of the Bylaws, which are filed as Exhibit 3.1 hereto, and incorporated herein by reference. Deletions are indicated by strikeouts and new language is indicated by underlining.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3.1	Eli Lilly and Company Bylaws as amended December 16, 2019-Blackline
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)
By:     /s/ Bronwen L. Mantlo
Name: Bronwen L. Mantlo
Title:     Corporate Secretary

Dated: December 20, 2019